                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of ___________, 1996, between Channell Commercial Corporation, a Delaware corporation (the "COMPANY"), and William H. Channell, Sr. ("EXECUTIVE") with reference to the following facts:

     A. WHEREAS, Executive is currently serving as the Company's Chairman of the Board of Directors and Chief Executive Officer;

     B. WHEREAS, the Company regards Executive as valuable to it, and has determined that it would be to the advantage and interest of the Company and its stockholders to provide an inducement to remain in the service of the Company and an incentive for increased efforts during such service;

     C. Based on these facts, Executive and the Company wish to enter into an employment contract providing for the continued employment of Executive on the terms and conditions set forth herein.

     NOW THEREFORE, based on the mutual covenants contained herein, the parties agree as follows:

     1.  EMPLOYMENT AND DUTIES.  The Company hereby agrees to employ Executive
         ---------------------
and Executive hereby accepts employment with the Company under the terms and conditions set forth in this Agreement. Executive shall be employed as Chairman of the Board of Directors and Chief Executive Officer, with the duties and responsibilities commensurate with his position as may be assigned by the Company. Executive shall devote substantially all of his full working time, attention and energies to performing his duties for the Company on an exclusive basis (except for a limited amount of time devoted to personal financial matters and community activities), and shall perform his duties faithfully and to the best of his abilities.

     2.  TERM OF EMPLOYMENT. Subject to earlier termination as provided in
         ------------------
Section 5, Executive's employment under this Agreement shall commence on the date first stated above and continue until the fifth anniversary of such date (the "EMPLOYMENT TERM"; each year during the "Employment Term" a "TERM YEAR"). In the event that Executive continues to be employed by the Company following the Employment Term, that employment shall be governed by this Agreement and shall continue for successive five-year terms until terminated by either party.

     3.  COMPENSATION.  As compensation for the performance by Executive of all
         ------------
of his obligations under this Agreement, the Company shall pay to Executive:

     3.1  BASE SALARY.  A base salary during the Employment Term, at a rate of
          -----------
Five Hundred Thousand Dollars ($500,000) per Term Year, payable in accordance with the Company's normal practices for its senior executive officers (the "BASE SALARY"). The Base Salary may be increased from time to time in the discretion of the Compensation Committee of the Company's Board of Directors (the "Board"). The Base Salary shall be adjusted annually commencing on ______________, 199_, to reflect the most recently published annualized percentage increase in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for the Los Angeles area.

     3.2  INCENTIVE COMPENSATION.  In addition to Base Salary, Executive will be
          ----------------------
entitled to participate in cash and other bonus programs of the Company, including, to the extent provided by the committee of the Board administering such plan, the Company's 1996 Performance Based Annual Incentive Compensation Plan. Participation will be pursuant and subject to the terms and conditions of such plan(s).

     4.  BENEFITS.
         --------

     4.1  EXPENSES.  The Company shall repay or reimburse Executive for ordinary
          --------
and necessary business expenses to the extent compatible with the Company's general policies for its senior executive officers. Executive shall keep accurate and complete records of all such expenses.

     4.2  INSURANCE BENEFITS.  During the Employment Term, the Company shall
          ------------------
provide Executive with those insurance benefits generally available to its senior executive officers, as such benefits may be modified from time to time in the Company's sole and absolute discretion. In particular, but without limiting the foregoing: (i) the Company shall be obligated, for the remainder of Executive's life, to pay a portion of the premiums for a $3,000,000 face amount whole life insurance policy currently held by Executive (or a substituted policy therefor), under which Executive's spouse, Mrs. Jacqueline Channell ("Spouse") shall be designated as beneficiary, and with respect to which the Company and Executive will enter into a separate Split Dollar Agreement; and (ii) the Company shall be obligated during the Employment Term to pay the premiums for a term disability insurance policy providing for up to Two Hundred Fifty Thousand Dollars ($250,000) per annum in benefits to Executive in the event of Executive's temporary or permanent disability, as described in and subject to the terms of the policy.

     4.3  MEDICAL INSURANCE.   In addition to the provisions of Section 4.2 of
          -----------------
this Agreement, for the remainder of Executive's life, the Company shall provide Executive with Company-paid medical insurance to the same extent such insurance is made generally available to its senior executive officers. In addition, the Company shall provide Spouse, for the remainder of Spouse's life, with medical insurance to the same extent such insurance is made generally available to its senior executive officers, provided that Executive or Spouse reimburses the Company for the premium expense relating to such coverage.

     4.4  VACATION AND SICK LEAVE.  During the Employment Term, Executive shall
          -----------------------
be entitled to a paid annual vacation in accordance with the policies established from time to time by the Company for its senior executive officers; provided, however, that Executive shall be entitled to no less than four weeks paid annual vacation per Term Year. Without the Company's written consent, vacation must be taken in the year earned and Executive's vacation will be scheduled at times convenient to the Company's business. Executive shall be entitled to paid sick days and personal days in accordance with the policies established from time to time by the Company for its senior executive officers.

     4.5  AUTOMOBILE ALLOWANCE.  During the Employment Term, the Company shall
          --------------------
provide Executive with an automobile allowance in the amount of fifteen hundred dollars ($1500.00) per calendar month, payable in accordance with the policies established from time to time by the Company for its senior executive officers. Executive shall secure, at his own expense, automobile insurance of a type and in an amount and form satisfactory to the Company. Executive agrees to provide evidence of such insurance and to promptly notify the Company if such insurance or license is cancelled, suspended, expired or otherwise impaired.

     4.6  INCENTIVE STOCK PLAN.  Executive shall be eligible to participate in
          --------------------
the Company's 1996 Incentive Stock Plan (the "STOCK PLAN"), or any successor or comparable stock incentive plan, to the extent determined by the Board or its duly authorized committee in its sole discretion.


     5.  TERMINATION OF EMPLOYMENT.
         -------------------------

     5.1  TERMINATION.  The Company may terminate Executive's employment with
          -----------
the Company at any time with or without "Cause" by written notice to Executive. Cause exists if any one or more of the following should occur, as determined in good faith by the Board: Executive's (a) failure to perform his duties under, or breach of, this Agreement, (b) failure to comply with a reasonable direction of the Board, (c) breach of his fiduciary duty to the Company or

(d) conviction by a court of competent jurisdiction of a felony or other serious crime. In the event of Executive's physical or mental disability (so that Executive is not reasonably able to render full services as contemplated hereby) for any consecutive period exceeding eight (8) months, or for shorter periods aggregating more than eight (8) months during any twelve (12) month period, the Company shall nevertheless continue to pay full salary up to and including the last date of the eighth consecutive month of disability, or the day on which the shorter periods of disability shall have equalled to a total of eight (8) months during such twelve (12) month period, but the Company may, at any time within six (6) weeks thereafter, at its election terminate this Agreement by delivery of written notice thereof to Executive; provided, however, that any amount received by Executive under the term disability insurance policy described in
Section 4.2 of this Agreement shall reduce the Company's obligation under this
Section 5.1 dollar for dollar. In the event that Executive dies during the Employment Term, this Agreement shall terminate automatically.

     5.2    PAYMENT UPON TERMINATION.
            ------------------------

     5.2.1  GENERALLY.  Upon any termination, the Company shall pay to Executive
            ---------
(or, if applicable, to Executive's estate) all amounts accrued and unpaid as of the date of termination in respect of (i) Executive's salary for periods through such date, (ii) vacation pay, and (iii) any reimbursement for expenses owing to Executive pursuant to Section 4.1. In the event of a termination with Cause, Executive shall only be entitled to the payments specified in this Section 5.3.1.

     5.2.2  TERMINATION WITHOUT CAUSE.  If the Company terminates Executive
            -------------------------
other than for Cause, then in addition to amounts that Executive is entitled to receive under Section 5.3.1, Executive shall be entitled to receive as a severance benefit (i) three times Executive's Base Salary, payment of which shall be accelerated and paid in one lump sum as soon as practically possible, with an appropriate discount to reflect such acceleration, and (ii) accelerated vesting of any options or restricted stock granted to Executive.

     5.3    EXCLUSIVITY OF REMEDIES.  Executive agrees that the rights and
            -----------------------
entitlements set forth in this Section 5 are his exclusive rights and entitlements from the Company and any affiliated entity upon the termination of Executive's employment with the Company, and upon termination the Company shall be released from other obligations hereunder.

     6.     COVENANTS.
            ---------

     6.1    NON-INTERFERENCE COVENANT.  As a means reasonably designed to
            -------------------------
protect the Company's Confidential

Information (as hereinafter defined) (Executive hereby agreeing and acknowledging that the proscribed activities would necessarily involve the use of such Confidential Information), during the Employment Term and for a period of two years thereafter, Executive shall not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit or encourage the resignation of person who is then, or within the prior six months has been, an employee of the Company or its affiliated entities (including, but not limited to, any independent sales representatives) to leave the employment of the Company or its affiliated entities, or (b) solicit or service any person or entity with whom the Company has a business relationship or who is or was during the Employment Term, a customer or client of the Company.

     6.2    EMPLOYMENT EXCLUSIVE.  Executive shall not, during the Employment
            --------------------
Term, own any interest (other than up to 1% of the voting securities of a publicly traded corporation) in, render financial assistance to, or offer personal services (for payment or otherwise), to any entity or individual that competes with the Company in Company Business (as defined below) or that is a material supplier of the Company. In addition, Executive shall not engage in any activity which would interfere with the performance of Executive's services to the Company. "COMPANY BUSINESS" means the Company's business as it is currently conducted and any other business activity in which the Company is engaged at any time during Executive's employment with the Company.

     6.3    CONFIDENTIAL INFORMATION.   Executive occupies a position of trust
            ------------------------
and confidence with respect to the Company's affairs and business. Executive has and will have access to Confidential Information, which he acknowledges is proprietary to the Company and highly sensitive in nature.

     6.3.1  DEFINITION OF CONFIDENTIAL INFORMATION.  "CONFIDENTIAL INFORMATION"
            --------------------------------------
means information disclosed to Executive or known to Executive as a consequence of or through his employment by the Company, whether or not related to his duties, and includes trade secrets or any other like information relating to the business and/or field of interest of the Company or any business and/or field of interest seriously considered by the Company during Executive's employment by the Company, including, but not limited to, information relating to Inventions (as defined below), disclosures, processes, systems, methods, formulas, patents, patent applications, machinery, materials, research activities and plans, cost of production, contract forms, prices, volume of sales, marketing methods and plans, promotional methods, and lists of names or classes of customers. Information shall for purposes of this Agreement be considered to be confidential if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company.

     6.3.2  NO DISCLOSURE.  During and after Executive's employment with the
            -------------
Company, Executive shall not (a) use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the good faith performance of Executive's duties with the Company, or (b) sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information. During and after Executive's engagement with the Company, Executive shall take all reasonable precautions to prevent disclosure by Executive of the Confidential Information to unauthorized persons or entities.

     6.3.3  RETURN ALL MATERIALS.  Upon termination of Executive's employment
            --------------------
with the Company, Executive shall deliver to the Company all tangible materials in any way embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, videos, accounts, reference materials, samples, machine-readable media and equipment, and wire frame models. Executive shall not retain any copies of any of the above materials.

     6.4    ASSIGNMENT OF INVENTIONS.
            ------------------------

     6.4.1  DEFINITION OF INVENTIONS.  "Inventions" mean discoveries,
            ------------------------
developments, concepts, ideas, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registerable under copyright or similar statutes except, in accordance with California Labor Code Section 2870, any such that (a) is not related to the business of the Company, or the Company's actual or demonstrable research or development, (b) does not involve the use of any equipment, supplies, facility or trade secret information of the Company, (c) was developed entirely on Executive's own time, and (d) does not result from any work
                                  ---
performed by Executive for the Company.

     6.4.2  ASSIGNMENT.  Executive agrees to and hereby does assign to the
            ----------
Company all his right, title and interest in any and all Inventions he may make during his employment with the Company.

     6.4.3  DUTY TO DISCLOSE AND ASSIST.  Executive agrees to promptly disclose
            ---------------------------
in writing all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of the Company's interests in the Inventions including obtaining patents in any country throughout the world. Such services will be without additional compensation if Executive is then employed by the

Company and for reasonable compensation and subjected to his reasonable availability if he is not. If cannot, after reasonable effort, secure Executive's signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and in his name and stead for the purpose of executing and filing any such application or applications and taking all other lawfully permitted actions to further the prosecution and issuance of patents, copyrights, or similar protections thereon, with the same legal force and effect as if executed by him.

     6.5    OWNERSHIP OF COPYRIGHTS.  Executive agrees that any work prepared
            -----------------------
for the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company. If any such work is deemed not to be a work made for hire for any reason, Executive hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of the Company's copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive. Executive hereby agrees to and does hereby waive the enforcement of all moral rights with respect to the work developed or produced hereunder, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

     6.6    LITIGATION.  Executive agrees to render assistance, advice and
            ----------
counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Executive has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation if Executive is then employed by the Company and for reasonable compensation and subjected to his reasonable availability if he is not.

     7.     ARBITRATION AS THE EXCLUSIVE REMEDY.
            -----------------------------------

            7.1  ARBITRATION AS THE EXCLUSIVE REMEDY.  Except for actions
                 -----------------------------------
seeking injunctive relief (which may be brought before any court having jurisdiction under this Agreement), any controversy or claim (whether against the Company or any parent, subsidiary or affiliate thereof, or any officer, director, employee or agent of any of the foregoing) arising out of or relating to this Agreement, including, but not limited to, any claim relating to its validity, interpretation, enforceability or breach, and/or any other claim or controversy arising out of the employment relationship or the commencement or termination of that relationship, including, but not limited to, claims which are brought against any of the Company's directors, officers, employees and agents and claims for breach of covenant, for breach of an implied covenant, for intentional infliction of emotional distress, or under any applicable statute (including, without limitation, claims for age or sex discrimination) which are not settled by agreement between the parties, shall be submitted to arbitration in Temecula, California (or such other place as the parties may mutually agree) before an arbitrator to be mutually agreed upon by the parties. In consideration of each party's agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract or tort or other claim arising out of the employment relationship or the commencement or termination of that employment relationship, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy against the other party (including its officers, directors, employees and agents) and each party expressly waives any right it might have to seek redress in any other forum except as provided herein.

     7.2    PROCEDURES.  The party filing a claim must present it in writing to
            ----------
the other party in Temecula, California within six months of the date the party filing the claim knew or should have known of it or the date of the termination, whichever is earlier. Any claim not brought within the required time period will be waived forever. In the proceedings (i) all testimony of witnesses shall be taken under oath and (ii) upon conclusion of any proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure. The arbitrator shall have power to allocate between the parties in their award costs incurred in preparation for and as a result of any such arbitration, including, without limitation, filing fees, attorneys' fees, the compensation to be paid to the arbitrator in any such arbitration and costs of transcripts.

     8.     MISCELLANEOUS.
            -------------

     8.1    AGREEMENT AUTHORIZED.  Executive hereby represents and warrants that
            --------------------
he is free to enter into this Agreement and to render his services pursuant to this Agreement, that he has resigned all offices with any other entities, and that he is not subject to any obligation or restriction that would prevent him from discharging his duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys' fees, arising out of any breach by Executive of this representation and warranty. The Company hereby represents and warrants that any required authorization of this Agreement by its Board of Directors has been obtained.

     8.2    NOTICES.  Any notice required or desired to be given to the
            -------
Company or to Executive shall be given in writing, and shall be addressed (i) to the Company at its principal place of business, and (ii) to Executive at his most recent home address in the records of the Company, or to such other address as that party may hereafter designate in writing, and shall be sufficiently given by actual delivery thereof to the Company or Executive, as the case may be, or by facsimile or overnight or registered mail, postage prepaid, return receipt requested, addressed to the other party as aforesaid, and the date of delivery, mailing or telegraphing shall be the date of the giving of such notice.

     8.3    PAYMENT OF TAXES.  To the extent that any taxes become payable by
            ----------------
Executive by virtue of any payments made or benefits conferred by the Company, the Company shall not be liable to pay or obligated to reimburse Executive for any such taxes or to make any adjustment under this Agreement. Any payments otherwise due under this Agreement to Executive, including, but not limited to, the Base Salary and any bonus, shall be reduced by any required withholding for Federal, State and/or local taxes and other appropriate payroll deductions. The Company shall be entitled to offset any payment obligations to Executive under this Agreement against any amounts it alleges in good faith that Executive owes to the Company.

     8.4    INSURANCE.  The Company may, from time to time, apply for and take
            ---------
out, in its own name and at its own expense, life, health, accident, disability or other insurance on Executive in any sum or sums that it may deem necessary to protect its interests, and Executive shall aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

     8.5  ASSIGNMENT.  This Agreement is a personal contract, and the rights,
          ----------
interests and obligations of Executive under this Agreement may not be sold, transferred, assigned, pledged or hypothecated, except that this Agreement may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company.

     8.6  ENTIRE AGREEMENT.  This Agreement sets forth the entire understanding
          ----------------
of the parties with respect to the employment relationship, including the commencement and termination of the employment relationship, and supersedes any and all prior agreements or understandings between the parties relating to such subject matter. No person has any authority to make any representation or promise on behalf of any of the parties which is inconsistent with the representations set forth in the Agreement and the Agreement has not been executed in reliance on any promise or representation not set forth in the Agreement.

     8.7  MODIFICATION, WAIVER AND AMENDMENT.  None of the terms or provisions
          ----------------------------------
of this Agreement shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by the party against which any modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be considered a waiver of any other provision, and the fact that an obligation is waived for a period of time or in one instance shall not be considered to be a continuing waiver.

     8.8  COOPERATION.  Each party hereto agrees to execute any and all further
          -----------
documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the provisions hereof.

     8.9  GOVERNING LAW.  This Agreement has been negotiated and entered into in
          -------------
the State of California, concerns a business with its principal offices in California and a California resident and all questions with respect to this Agreement and the rights and liabilities of the parties shall be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

     8.10    EQUITY.  The parties hereto agree that the services to be rendered
             ------
under the terms of this Agreement, and the rights and privileges granted to the Company by Executive under its terms, are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order which gives them a peculiar value. In the event of the breach by Executive of any of the provisions of this Agreement, the Company, in addition and as a supplement to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce this Agreement, and/or may apply for injunctive relief against any act which would violate any of the provisions of this Agreement.

     8.10.1  INJUNCTIVE RELIEF; PROFITS.  Executive understands that monetary
             --------------------------
damages will not be sufficient to avoid or compensate for a breach of any of the covenants contained in Section 6 hereof and that injunctive relief would be appropriate to prevent any such actual or threatened breach. Such right to obtain injunctive relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach. Executive shall account for and pay over to the Company all compensation, profits and other benefits, after taxes, inuring to Executive's benefit which are derived or received by Executive or any other person or business entity controlled by Executive resulting from any action or transaction constituting a breach of any covenant contained in Section 6.

     8.11    RULES OF CONSTRUCTION.
             ---------------------

     8.11.1  HEADINGS.  The Section headings in this Agreement are inserted only
             --------
as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

     8.11.2  TENSE AND CASE.  Throughout this Agreement, as the context may
             --------------
require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

     8.11.3  SEVERABILITY.  Nothing contained in this Agreement shall be
             ------------
construed so as to require the commission of any act contrary to law and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties have no right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     8.13   COUNTERPARTS.  This Agreement may be executed in two counterparts,
            ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     EXECUTIVE ACKNOWLEDGES HAVING CAREFULLY READ, UNDERSTOOD AND CONSULTED WITH AND BEEN ADVISED BY HIS OWN COUNSEL REGARDING ALL OF THE PROVISIONS IN THIS AGREEMENT AND HAVING NEGOTIATED SUCH PROVISIONS. EXECUTIVE KNOWS THAT HE CANNOT RELY ON ANY STATEMENT OUTSIDE OF (I) THIS AGREEMENT OR (II) A FORMAL WRITTEN AMENDMENT OF THIS AGREEMENT.



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.



                                       _______________________________
                                       William H. Channell, Sr.


                                       CHANNELL COMMERCIAL CORPORATION

                                       _______________________________
                                       By:
                                       Its: